MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding is made on the seventeenth day of March, Two Thousand and Twenty-Six.

BETWEEN

(1)Phytocyte Pty Ltd (ACN 612 512 571), a company limited by shares incorporated in Australia, whose registered office is at c/o Pascoes Accounting & Advisory, 123 Albany Highway, Kojonup WA 6395, AUSTRALIA ("Phytocyte");

(2)Inter-M Traders FZ-LLE, a limited liability establishment organized under the laws of the United Arab Emirates, whose registered office is at Fujairah Creative Tower

P.O.Box 4422 Fujairah UNITED ARAB EMIRATES ("Inter-M"); and

(3)Bakhu Holdings, Corp., a corporation incorporated under the laws of the State of Nevada, United States of America, with its principal executive offices at One World Trade Center, Suite 130, Long Beach, California 90831, UNITED STATES (the "Company").

Phytocyte, Inter-M and the Company are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

This Agreement shall come into force with immediate effect upon execution by the Parties. The Parties further acknowledge and agree that a formal shareholders’ agreement shall subsequently be entered into for the purpose of ratifying, recording and giving full effect to the terms of this Agreement, including the authorisation, issuance or reservation of a sufficient number of shares in Bakhu Holdings, Corp. to implement the transfer of seventy per cent (70%) of the issued share capital of the Company to Phytocyte Pty Ltd. in accordance with the terms contemplated herein.

1.Background

1.1The Parties wish to restore the Company to good standing, regularize its outstanding compliance matters, and place it in a condition suitable for further investment and commercial development.

1.2Phytocyte has agreed to provide funding in the sum of US$600,000 by way of an interest- free convertible promissory note, such monies to be applied solely towards restoring the Company to compliance and good standing.

1.3The Parties further wish to settle, on a binding basis, the governance, funding and ownership arrangements applicable to the Company following such funding.

1.4This Memorandum is intended to create legal relations and shall be binding in all respects.

2.Definitions and interpretation

Defined term	Meaning
“Business Day”	means a day other than a Saturday, Sunday or public holiday in London, England or Nevada, United States of America.
“Capitalization Schedule”

means the schedule initialed by the Parties at or before Closing which identifies the Company’s issued share capital and all existing options, warrants, notes and other rights to acquire voting equity, solely for the purpose of calculating the shares to be issued on Conversion.

“Closing”	means completion of the matters listed in Schedule 3.
“Compliance Costs”	means the costs and expenses set out in Schedule 2.
“Compliance Restoration Milestone”	means the satisfaction of clause 4.1.
“Conversion”	means the conversion of the Note into equity pursuant to clause 4.
“Escrow Account”	means the segregated escrow account established pursuant to clause 3.
“Long-stop Date”	means the date falling 180 days after the date of this Memorandum, or such later date as Phytocyte may agree in writing.
“Note”	means the definitive interest-free convertible promissory note in the principal sum of approximately US$600,000 to be entered into pursuant to clause 3.

2.1In this Memorandum, unless the context otherwise requires:

2.2References to the Company’s Articles of Incorporation and By-Laws are references to its constitutional documents as in force from time to time.

2.3The headings in this Memorandum are for convenience only and do not affect interpretation.

3.Funding, escrow and use of proceeds

3.1Upon execution of this Memorandum, the Parties shall settle and execute the Note.

3.2The Note shall be in the principal sum of approximately US$600,000, shall be interest-free, and shall convert only in accordance with clause 4.

3.3The monies advanced under the Note shall be paid into an independent Escrow Account administered by an escrow agent of suitable standing.

3.4Monies standing to the credit of the Escrow Account shall be applied in accordance with the Use of Proceeds Schedule, as set out in the Appendix to this Memorandum (the “Use of Proceeds Schedule”), which shall be agreed, initialled and appended at or prior to execution.

3.4.1The Use of Proceeds Schedule shall, with sufficient particularity, specify:

(a)each vendor, creditor or counterparty to whom payment is to be made;

(b)the precise amount payable to each such party; and

(c)the sequence and priority in which such payments are to be effected.

3.4.2In recognition of the urgent requirement to restore the Company to regulatory good standing, the Use of Proceeds Schedule shall prioritise, as a matter of first application:

(a)all outstanding U.S. Securities and Exchange Commission filings and associated compliance costs;

(b)all outstanding obligations to the Internal Revenue Service; and

(c)all fees, costs and disbursements of newly appointed auditors necessary to regularise the Company’s financial reporting position.

3.4.3The escrow agent shall effect all disbursements in accordance with the Use of Proceeds Schedule as appended, and shall not depart therefrom without the prior written approval of the Board.

3.5The escrow agent shall furnish periodic statements and a running ledger of all receipts, releases and balances to the Parties.

3.6From the date of this Memorandum until Conversion, Ms. K Galazi shall act as the Company’s acting director for the purpose of carrying the Company through the Compliance Restoration Milestone and preserving its corporate records, compliance standing and business affairs in the ordinary course.

3.7During the period referred to in clause 3.6, and for so long as the Note remains outstanding, the Company shall not, without the prior written consent of Phytocyte:

(a)amend its Articles of Incorporation or By-Laws;

(b)increase or decrease the authorized number of directors;

(c)appoint any additional director or remove any director, save as expressly contemplated by this Memorandum;

(d)appoint or remove any officer, save where strictly necessary for compliance purposes and recorded in the corporate minute book;

(e)issue, allot or grant any share, option, warrant, convertible security or other right to acquire voting equity;

(f)incur any borrowing, grant any security interest, or compromise any material claim outside the ordinary course of implementing the Compliance Restoration Milestone;

(g)open, close or alter any bank account or signatory mandate otherwise than in accordance with the Board resolutions adopted pursuant to this Memorandum; or

(h)apply any monies advanced under the Note otherwise than in accordance with clause 3 and Schedule 2.

3.8The restrictions in clause 3.7 are acknowledged by the Parties to be ancillary to the funding provided by Phytocyte and necessary for the protection of the Company and all of its shareholders pending Conversion.

3.9Suﬀiciency of Funding

3.9.1Phytocyte shall use reasonable endeavours to identify, introduce and procure third-party investors to invest in the Company, whether by way of equity, convertible securities, debt or such other lawful investment instrument as may be approved in accordance with this Memorandum, with a view to restoring the Company to regulatory good standing, reviving its business and preserving value for the benefit of the Company and all of its shareholders, including Inter-M.

3.9.2If the sum of US$600,000 proves insufficient to satisfy the Compliance Costs and achieve the Compliance Restoration Milestone, Phytocyte shall continue to use reasonable endeavours to procure such further third-party investment into the Company as may reasonably be required for those purposes.

3.9.3For the avoidance of doubt, nothing in this Memorandum shall oblige Phytocyte, by reason only of this Clause 3.9, to:

(a)provide any additional funding from its own resources;

(b)underwrite, guarantee or make good any shortfall in funding;

(c)warrant that any proposed investor will complete any investment; or

(d)assume or become personally liable for any historic liability of the Company.

3.9.4 Any monies invested in the Company pursuant to this Clause 3.9 shall be applied solely in accordance with the Use of Proceeds Schedule and for the purposes of restoring the Company to good standing, reducing material financial and legal risk, and supporting the revival and continuation of the Company’s business.

3.9.5Conversion of the Note shall not occur unless and until the Board has determined, acting reasonably and by reference to objective evidence, that:

(a)the Company has been restored to good standing; and

(b)the liabilities necessary to achieve such status, as identified in Appendix 1 and the Use of Proceeds Schedule, have been paid, settled, compromised or irrevocably provided for.

3.10Link Between Liability Schedule and Use of Proceeds

3.10.1Appendix 1 (Liability Schedule) shall form the basis of the Use of Proceeds Schedule.

3.10.2The Use of Proceeds Schedule shall prioritise the application of monies invested in the Company to matters necessary to:

(a)restore and maintain regulatory compliance;

(b)discharge, settle or provide for liabilities identified in Appendix 1 so far as necessary to reduce material creditor, enforcement or litigation risk; and

(c)stabilise, revive and relaunch the business of the Company for the benefit of all shareholders.

3.10.3No monies invested in, or arranged to be invested in, the Company pursuant to this Memorandum shall be applied to any liability or purpose unless such liability or purpose is identified in Appendix 1 or otherwise approved in accordance with this Memorandum and the Company’s constitutional documents.

3.10.4The procurement or introduction of investors by Phytocyte shall not of itself render Phytocyte personally liable for the liabilities of the Company or oblige it to make up any deficiency in funding.

4.Compliance Restoration Milestone and Conversion

4.1The Note shall convert only upon satisfaction of the following matters:

(a)the outstanding SEC filings required to bring the Company current have been prepared and filed;

(b)the auditors’ fees, tax liabilities, filing charges and compliance costs necessary to restore the Company to regulatory good standing have been paid or irrevocably provided for;

(c)the corporate actions required by clauses 5, 6 and 7 have been completed; and

(d)documentary evidence of the matters referred to in sub-clauses (a) to (c) has been placed with the Company’s records and furnished to the Parties.

4.2On the first Business Day following satisfaction of clause 4.1, the Note shall automatically convert and the Company shall issue and register such number of voting common shares as shall result in:

(a)Phytocyte holding seventy per cent. (70%) of the issued and outstanding shares of the Company; and

(b)The existing shareholders of the Company shall be diluted by the issuance to Phytocyte such that their collective ownership after said issuance shall be 30% of the then issued and outstanding shares of the Company.

4.3The calculation required by clause 4.2 shall be made by reference to the Capitalization Schedule agreed and initialed by the Parties at Closing.

4.4Following Conversion, no share, option, warrant, convertible security or other right to acquire voting equity shall be issued, allotted or granted save pursuant to a financing plan approved by the Board in accordance with clause 7 and, where required by law or the Company’s constitutional documents, by stockholder action.

4.5In connection with any bona fide financing approved pursuant to clause 4.4, each of Phytocyte and Inter-M shall be afforded the opportunity to participate on a proportionate basis in such financing, upon the same terms and subject to the same conditions, unless otherwise agreed in writing.

5.Capital Management and Governance Framework

5.1Constitution of the Board

With eﬀect from Closing (or such later date as may be required pursuant to any subsisting ﬁnancing arrangements disclosed in the Company’s public ﬁlings), the Board of Directors of the Company shall comprise ﬁve (5) directors, being:

(a)three (3) directors nominated by Phytocyte; and

(b)two (2) directors nominated by Inter-M.

The Parties shall procure that all requisite corporate actions, including Board and stockholder approvals and any necessary amendments to the Company’s constitutional documents, are duly taken to give effect to the foregoing, in accordance with the Articles of Incorporation, the By-Laws of Bakhu Holdings, Corp. and applicable Nevada law.

5.2Quorum and Ordinary Decision-Making

Subject to Clause 5.3, a quorum for any meeting of the Board shall be not fewer than four (4) directors, provided that such quorum shall include at least one (1) director nominated by each Party.

Any matter shall be determined by the affirmative vote of a majority of the directors present at a duly quorate meeting, unless a higher threshold is required under this Agreement, the Company’s constitutional documents or applicable law.

5.3Matters Requiring Enhanced Board Consideration

For the purposes of this Agreement, the following shall constitute “Enhanced Capital Matters”:

(a)any issue, allotment or grant of shares, options, warrants, convertible notes or other securities convertible into or exercisable for equity in the Company;

(b)any capital raising, financing plan or investment transaction;

(c)any issuance of securities at an effective price per share lower than the effective price implied by the Conversion of the Note;

(d)any issuance of securities carrying preferential or senior rights (including as to dividends, liquidation, redemption or voting);

(e)any amendment to, or reorganisation of, the capital structure of the Company;

(f)any grant, amendment, waiver or withdrawal of any participation, pre-emption, anti-dilution or similar economic protection; and

(g)any arrangement or transaction having a materially dilutive effect on existing shareholders.

5.4Quorum for Enhanced Capital Matters

Notwithstanding Clause 5.2, no meeting of the Board at which an Enhanced Capital Matter is to be considered shall be quorate unless:

(a)not fewer than four (4) directors are present; and

(b)such quorum includes directors nominated by each Party.

No business relating to an Enhanced Capital Matter shall be transacted unless such quorum is present and maintained throughout the meeting.

5.5Approval of Enhanced Capital Matters

No Enhanced Capital Matter shall be approved, adopted or implemented unless:

(a)considered at a duly convened meeting of the Board satisfying the quorum requirements of Clause 5.4; and

(b)approved by the affirmative vote of not fewer than four (4) directors then in office.

5.6Participation in Capital Raisings

In connection with any bona fide financing for cash approved in accordance with this Clause 5:

(a)each of Phytocyte and Inter-M shall be afforded the right, but not the obligation, to subscribe for securities on a proportionate basis by reference to its then existing shareholding in the Company;

(b)such participation shall be on the same price and on materially the same terms as those offered to any third-party investor; and

(c)the Company shall provide reasonable prior written notice of such financing, including details of the proposed amount, pricing and material terms.

Any Party electing not to participate in such financing shall accept the resulting dilution in its shareholding.

5.7Absence of Automatic Economic Adjustment Save as expressly provided in Clause 5.6:

(a)no automatic adjustment to any Party’s shareholding shall arise by reason of any subsequent financing;

(b)no full-ratchet, weighted-average or similar anti-dilution mechanism shall apply; and

(c)no issuance shall be rendered ineffective solely by reason of dilution.

5.8Compliance with Law and Corporate Framework

This Clause 5 shall be construed and applied in a manner consistent with:

(a)the Articles of Incorporation and By-Laws of Bakhu Holdings, Corp.;

(b)Chapter 78 of the Nevada Revised Statutes; and

(c)applicable United States federal securities laws and regulatory requirements, including those relating to material agreements and related party transactions.

The Parties shall procure that any approvals, filings or disclosures required in consequence of this Clause 5 are duly obtained and made.

5.9Implementation

The Parties shall procure at Closing:

(a)such Board resolutions and stockholder written consents as are necessary to give full effect to this Clause 5;

(b)any amendments to the By-Laws or other constitutional documents required to implement the quorum and approval thresholds set out herein; and

(c)the updating of all corporate records to reflect the governance arrangements contemplated by this Agreement.

6.Corporate Records and Implementation

6.1Implementation at Closing

The Parties shall procure that, at Closing, the minute book, stock ledger, register of directors, register of officers, banking mandates and corporate resolutions of the Company are duly updated so as accurately to record and implement the arrangements contemplated by this Memorandum, including any written stockholder action taken pursuant to NRS 78.320 or any successor provision of Nevada law.

6.2Governance Framework

From and after Closing, the governance and administration of the Company shall be conducted in accordance with:

(a)this Memorandum;

(b)the Articles of Incorporation of the Company;

(c)the By-Laws of Bakhu Holdings, Corp.; and

(d)all corporate records, resolutions and instruments adopted or executed for the purpose of giving effect to this Memorandum.

6.3Further Assurance

Each Party shall execute, deliver and procure the execution and delivery of all such documents, notices, consents, filings and record updates as may reasonably be required to give full force and effect to this Memorandum and the transactions contemplated herein.

6.4Delivery of Corporate Records

At Closing, the Company shall deliver to the Parties certified copies of:

(a)its Articles of Incorporation;

(b)its By-Laws;

(c)its stock ledger;

(d)its register of directors;

(e)its register of officers;

(f)its minute book;

(g)its banking mandates; and

(h)all resolutions then in force, each certified by the Secretary or acting director of the Company as being complete, accurate, current and in full force and effect as at Closing.

6.5Post-Closing Governance Position

The governance and capital arrangements of the Company following Closing shall be those appearing in the documents and records delivered pursuant to Clause 6.4, together with this Memorandum, the Note and the resolutions expressly adopted to give effect hereto, all of which shall be interpreted and applied in a manner consistent with applicable Nevada law and, where relevant, United States federal securities laws and SEC disclosure requirements.

7.Board composition, powers and governance

7.1With effect from Conversion, the authorized number of directors of the Company shall be fixed at five (5).

7.2Three (3) directors shall be appointed by Phytocyte.

7.3Two (2) directors shall be appointed by Inter-M.

7.4K Galazi shall serve as one of the two directors appointed by Inter-M.

7.5Inter-M shall appoint one further director, who shall serve as the second director appointed by Inter-M.

7.6Any vacancy arising in a seat appointed by Phytocyte shall be filled by Phytocyte, and any vacancy arising in a seat appointed by Inter-M shall be filled by Inter-M.7.7 A quorum for a meeting of the Board shall be four (4) directors.

(d)any appointment or removal of the President, Secretary or Treasurer;

(e)any opening, closing or alteration of a bank account or signatory mandate;

(f)any borrowing, guarantee, lien or grant of security outside the ordinary course;

(g)any payment to any officer, director, shareholder, affiliate or related party;

(h)any settlement, compromise or waiver of any claim or liability outside the ordinary course; and (i) any approval of a financing plan or capital raising.

7.9Without prejudice to the generality of clause 7.8, the following matters shall in all events require the affirmative vote of no fewer than four (4) directors then in office:

(a)any increase or decrease in the authorized number of directors;

(b)any amendment to the Articles of Incorporation or By-Laws;

(c)any issue, allotment or grant of shares, options, warrants, convertible securities or rights to acquire voting equity;

7.10The presence or absence of a director appointed by any particular Party shall not of itself affect quorum, but no matter listed in clause 7.9 shall be effective unless it receives the affirmative vote required by clauses 7.8 and 7.9.

7.11The officers of the Company, the banking mandates of the Company, and the signing authorities in respect of the Company’s accounts, instruments and payment instructions shall be fixed by Board resolution and entered in the Company’s corporate records immediately following Conversion.

8.Governing law and dispute resolution

This Memorandum and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the substantive laws of the State of Nevada, without regard to conflict of law principles. Pacta sunt servanda.

The parties agree that any legal action or proceeding arising under this Memorandum may be initiated in any state or federal court of competent jurisdiction.

Each party hereby irrevocably submits to the non-exclusive jurisdiction of such courts, waiving any objection based upon forum non conveniens or improper venue.

9.Execution

9.1This Memorandum of Understanding may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original, and all of which together shall constitute one and the same instrument.

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9.2This Memorandum of Understanding shall become effective on the date on which the last Party executes it.

For and on behalf of

PHYTOCYTE PTY LTD

Karl E. Watkin (Director)

Signature: Karl E. Watkin

For and on behalf of

INTER-M TRADERS FZ LLE

Demetri Michalakis (Director)

Signature: Demetri Michalakis

For and on behalf of

BAKHU HOLDINGS, CORP

Efstathios Galazis (CFO)

Signature: Efstathios Galazi

The remainder of this page is intentionally left blank and
reserved for the execution of signatures

Schedule 1

Capitalization Schedule

To be agreed and initialed by the Parties at or before Closing, identifying the Company’s issued share capital and all existing options, warrants, notes and other rights to acquire voting equity for the purposes of clause 4.

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Schedule 2

Compliance Costs and Risk Mitigation Liabilities

(a)auditors’ fees and review fees;

(b)accounting and legal fees directly referable to overdue SEC and state filings;

(c)tax liabilities, tax filings;

(d)Nevada annual list fees, reinstatement fees, registered agent fees and equivalent state compliance charges;

(e)transfer agent, EDGAR, DTC or similar compliance and record-keeping costs;

(f)reasonable filing, courier, authentication and ancillary administrative costs directly referable to restoring the Company to good standing; and

(g)such other directly related compliance costs as the Board may approve after Closing.

For the avoidance of doubt, Compliance Costs do not include management remuneration, directors’ fees, shareholder distributions, payments to affiliates or related parties, or the compromise of historic claims unless expressly authorized by Board resolution following Closing.

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Schedule 3

Closing Deliverables

(a)the Note duly executed;

(b)the escrow agreement and escrow account details;

(c)the Capitalization Schedule;

(d)the written resignation and consents referred to in clause 7;

(e)the Board resolutions, stockholder written consents and register updates required to implement clauses 5, 6 and 7;

(f)the banking mandate and signing authority resolutions referred to in clause 7.9; and

(g)such further ministerial instruments as may reasonably be required to perfect the Company’s records at Closing.

-Ends-

Appendix 1 Proceeds Schedule

Category	Description	Amount (USD)	Assigned To / Notes
Directors’ Remuneration	Payroll	170,000.00	To be remitted to a designated account of Inter M Traders FZ LLE for the purpose of settling payroll obligations.
	Payroll	85,000.00	To be remitted to a designated account of Inter M Traders FZ LLE for the purpose of settling payroll obligations.
Patent Fees & Renewals	IP Counsel	11,857.99	—

SEC FILINGS & COMPLIANCE

Filing / Workstream	Description	Amount (USD)	Assigned To / Notes
Form 8-K	Resignation of all officers/directors; failure to file SEC reports; appointment of new officer/director	—	Legal Counsel
Form 8-K	Appointment of new auditor	—	Legal Counsel
Form 10-K	Year ended 31 July 2024	—	Legal Counsel
Form 10-Q	Quarter ended 31 October 2024	—	Legal Counsel
Form 10-Q	Quarter ended 31 January 2025	—	Legal Counsel
Form 10-Q	Quarter ended 30 April 2025	—	Legal Counsel
Timeline	Estimated 120 days from receipt of payment	—	—

TAX & ACCOUNTING

Item	Description	Amount (USD)	Assigned To / Notes
Tax Filings	2022–2023 preparation and filing	3,577.50	CPA
Tax Filings	2024 estimated preparation/filing	1,000.00	CPA

Item	Description	Amount (USD)	Assigned To / Notes
Subtotal – Tax		4,577.50
Accounting	Work in connection with SEC filings	—	Accountant
Timeline	Estimated 30 days from receipt of payment	—	—

AUDIT & REGULATORY

Item	Description	Amount (USD)	Assigned To / Notes
Audit Fees	Engagement + annual audit + quarterly reviews (Q1–Q3)	65,000.00	Auditor
Audit	SEC-related auditing work	TBD	—

PAYABLES & PROFESSIONAL FEES

Item	Description	Amount (USD)	Assigned To / Notes
SEC Filings Payables	Current balance	45,000.00	Legal Counsel
SEC Filings Payables	Estimated additional	35,000.00	Legal Counsel
Subtotal – SEC Filings		80,000.00
Accounting Fees	Current balance	10,000.00	Accountant
Accounting Fees	Estimated additional work	10,000.00	Accountant
Subtotal – Accounting		20,000.00	Final subject to adjustment

OTHER COSTS

Item	Description	Amount (USD)	Notes
Transfer Agent	Colonial Stock Transfer	10,000.00	Paid 27 Aug
Director Fees	Efstathios Galazis	2,000.00	Monthly

Item	Description	Amount (USD)	Notes
Legal Fees	Legal Counsel	6,612.50	—
Legal Fees	IP Counsel	168,616.50	—

GRAND TOTAL USD 623,664.49

This Memorandum of Understanding, consisting of eighteen (18) pages including all schedules and appendices expressly incorporated herein, is executed as a complete and final instrument. No addition, amendment, variation or supplement to this Memorandum shall be valid or effective unless made in writing, expressly referring to this Memorandum, and duly executed by or on behalf of all Parties.